                                                                   EXHIBIT 99.1

SUPPLEMENTAL FINANCIAL AND OTHER DATA

This supplement provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure, that the company makes internally to calculate Net Asset Value ("NAV"). In addition, the company believes that investors and analysts use similar measures in estimating the company's NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the "As Adjusted" column is the corresponding number presented in the first column listed below. In this supplement, the company presents Net Operating Income for the quarter ended June 30, 2003 for properties stabilized by the beginning of the quarter ended June 30, 2003 so that a capitalization rate may be applied and a value for the assets determined. Properties not stabilized by the beginning of the quarter ended June 30, 2003 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares and units. The company believes it is important to provide these measures to allow investors to easily come to their own calculations of NAV. The company also believes that internal and external NAV estimates are a useful benchmark of the value of the company's assets over time and provide a useful measure for analyzing the company's trading price on the New York Stock Exchange.

FINANCIAL DATA
(In thousands)

                                                      THREE MONTHS
                                                          ENDED                              AS
INCOME STATEMENT DATA                                 JUNE 30, 2003   ADJUSTMENTS         ADJUSTED
---------------------                                 -------------   -----------         --------
Rental revenues                                          $79,312        $(5,448) (1)       $73,864
Other property revenues                                    3,155           (274) (1)         2,881
                                                         -------        -------            -------
     Total rental and other revenues (A)                  82,467         (5,722)            76,745
Property operating & maintenance expenses
   (excluding depreciation and amortization) (B)          34,611         (6,185) (1)        28,426
                                                         -------        -------            -------
Property net operating income (2) (Table 1) (A-B)        $47,856        $   463            $48,319
                                                         =======        =======            =======

Apartment units represented                               28,917         (1,691) (3)        27,226

                                                               AS OF                                  AS
OTHER ASSET DATA                                           JUNE 30, 2003     ADJUSTMENTS           ADJUSTED
----------------                                           -------------     -----------           ---------
Cash & equivalents                                            $  4,302        $    --              $  4,302
Construction in progress                                        33,784          193,607 (4)         227,391
Land held for development or sale                               24,299           10,705 (5)          35,004
Investments in and advances to unconsolidated real
   estate entities (including construction loans
   receivable)                                                 100,356          (17,201)(6)          83,155
Other assets (7)                                                41,833             --                41,833
Total assets of unconsolidated real estate entities(8)         132,248          (97,016)(8)          35,232

                                                                   EXHIBIT 99.1


LIABILITY DATA
--------------

Tax-exempt debt                                                214,380             --               214,380
Other notes payable                                          1,045,546             --             1,045,546
Other liabilities (9)                                          109,857             --               109,857
Total liabilities of unconsolidated
   real estate entities (10)                                   102,396          (66,557)(10)         35,839

OTHER DATA
----------
Liquidation value of preferred units                          $ 70,000        $    --              $ 70,000
Liquidation value of preferred shares                         $145,000        $    --              $145,000

Common units outstanding                                         4,430             --                 4,430
Common shares outstanding                                       37,657             --                37,657


TABLE 1

RECONCILIATION OF PROPERTY NET OPERATING INCOME (NOI) TO INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE EQUITY IN INCOME (LOSSES) OF UNCONSOLIDATED ENTITIES, GAINS ON PROPERTY SALES AND MINORITY INTEREST
(In thousands)

                                                                               THREE MONTHS ENDED
                                                                                  JUNE 30, 2003
                                                                               ------------------
Consolidated property NOI                                                           $ 47,856
Add:
   Interest income                                                                       251
   Minority interest in consolidated property partnerships                               348
Less:
   Depreciation                                                                      (22,476)
   Interest                                                                          (17,396)
   Amortization of deferred loan costs                                                  (968)
   General and administrative                                                         (3,342)
   Severance charges                                                                  (1,795)
   Proxy and related cost                                                             (5,231)
                                                                                    --------

Income (loss) from continuing operations before equity in income (losses) of
   unconsolidated entities, gains on property sales and minority interest           $ (2,753)
                                                                                    ========

                                                                   EXHIBIT 99.1


(1) The adjustments reflect a reduction of rental revenues ($3,816) and other property revenues ($109) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,880) from properties that had not reached a stabilized occupancy of 95% by March 31, 2003 (Post Harbour Place(TM), Post Luminaria(TM) and Post Toscana(TM)). The adjustments also include additions for the company's 35% share of rental revenues ($290) and other property revenues ($20) and property operating and maintenance expenses (excluding depreciation and amortization) ($127) from Post Biltmore(TM), a property accounted for on the equity method of accounting. In addition, the adjustments reflect a reduction of rental revenues ($1,922) and other revenues ($185) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,608) relating to the company's corporate apartment business. Lastly, the adjustment to property operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($2,824).

(2) Net Operating Income ("NOI") is a supplemental non-GAAP financial measure. The company uses NOI as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (excluding depreciation and amortization). The company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, Same Store groupings and individual properties. Additionally, the company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on the Registrants' consolidated statement of operations entitled "income (loss) from continuing operations before equity in losses of unconsolidated entities, gains on property sales and minority interest" is the most directly comparable GAAP measure to NOI. The adjustment reflects the aggregate cost investment in projects that had not reached a stabilized occupancy of 95% as of March 31, 2003. A reconciliation of NOI to income (loss) from continuing operations before equity in income (losses) of consolidated entities, gains on property sales and minority interest is included with this supplement (see Table 1).

(3) The adjustment reflects a reduction of total apartment units for properties that had not reached a stabilized occupancy of 95% by March 31, 2003 (Post Harbour Place(TM), Post Luminaria(TM), Post Toscana(TM), Post Peachtree(TM), Post Massachusetts Avenue(TM) -
         1,512 unit total reduction) and a reduction of 65% of the 276 units at Post Biltmore(TM) (179 unit reduction) to adjust the Post Biltmore(TM) units to the company's 35% share of the units.

(4) The adjustment reflects the amount required for the "As Adjusted" amount to equal the aggregate cost investment in projects that had not reached a stabilized occupancy of 95% as of March 31, 2003 (Post Harbour Place(TM), Post Luminaria(TM), Post Toscana(TM)).

                                                                   EXHIBIT 99.1


(5) The adjustment reflects land parcels included on the balance sheet as a component of assets held for sale.

(6) The "As of June 30, 2003" amount represents the company's investment in and advances to unconsolidated entities. The adjustment reflects the company's equity investments in unconsolidated entities. The "As Adjusted" amount represents the construction loans receivable from the unconsolidated entities.

(7) These amounts consist of restricted cash and other assets, per the company's balance sheet.

(8) The "As of June 30, 2003" amount represents total assets of unconsolidated entities. The adjustment includes the additions to add back the accumulated depreciation of such assets ($4,019) and a reduction for the venture partner's 65% share of assets before accumulated depreciation of Post Peachtree(TM) and Post Massachusetts Avenue(TM) ($65,432). The adjustment also includes a reduction for all of the undepreciated real estate assets of the company's Post Biltmore(TM) project ($35,603) as that project reached stabilized occupancy prior to March 31, 2003. The "As Adjusted" amount represents the company's 35% share of undepreciated assets of unconsolidated entities plus the company's 35% share of the cash and other assets of its Post Biltmore(TM) property.

(9) These amounts consist of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the company's balance sheet.

(10) The "As of June 30, 2003" amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner's 65% share of liabilities of unconsolidated entities. The "As Adjusted" amount represents the company's 35% share of liabilities of unconsolidated entities.